Consent of Independent Auditors
-------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 and Form S-3 No. 33-34587) pertaining to the 1987 Stock Option Plan of Delaware Otsego Corporation of our report dated February 28, 1997 (except Note 13, as to which the date is March 24, 1997) with respect to the consolidated financial statements of Delaware Otsego Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                    /s/ Ernst & Young LLP


Syracuse, New York
March 24, 1997

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